PROMISSORY NOTE


$ 100,000                                    November 13, 1996
                                             New York, New York



     FOR VALUE RECEIVED, Alfa International Corp. (the "Company"), hereby promises to pay to the order of Old Dominion Growth Fund Limited, a British Virgin Islands corporation (the "Payee"), the principal amount of One Hundred Thousand Dollars ($100,000) plus interest thereon as set forth herein, on the Maturity Date (as defined below).

     1. Interest. Interest shall accrue on the unpaid principal amount hereof calculated on the basis of a 365 day year at the rate of six percent (6%) per annum, subject to the following sentence. In no event shall interest charged hereunder exceed the maximum rate authorized by law. Interest shall be calculated from (and including) the sixty-first day after the date hereof to (but not including) the date of payment.

     2. Security. The indebtedness evidenced hereunder is secured by certain collateral more fully described in the annexed Schedule "A" (the "Collateral"), which Frank J. Drohan ("Drohan") has delivered to Kramer, Levin Naftalis & Frankel, as Escrow Agent (the "Escrow Agent") pursuant to the terms and conditions of the Escrow Agreement dated as of the date hereof by and among Drohan, the Payee and the Escrow Agent, and in which Drohan has granted to the Payee a security interest.


     3. Method of Payment. All payments of principal and interest shall be made in lawful currency of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

     4. Maturity Date. The principal hereof and interest thereon shall mature and be payable on the earlier of (i) ten (10) business days after the consummation of the initial sale or sales of securities of Alfa for cash next following the consummation of the merger of Ty-Breakers (NY) Corp., with Alfa or a subsidiary of Alfa, of which sale the net proceeds to Alfa are in at least the amount then due and owing under this Note, or (ii) one year from the date hereof, unless payable earlier in accordance with Section 6 (the "Maturity Date").

     5.   Prepayment.    This Note may be prepaid in whole or in
part at any time without premium or penalty. All prepayments shall be applied first to interest and costs owed hereunder and then to principal.

     6.   Insolvency.    All amounts of principal, interest and
costs due hereunder shall become immediately due and payable in the event that: (a) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (b) an order, judgement or decree is entered adjudicating the Company bankrupt or insolvent; (c) any order for relief with respect to the Company is entered under bankruptcy, insolvency or other similar laws; or (d) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or commences any proceeding relating to itself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company in writing indicates its approval thereof, consents thereto or acquiesces therein, or (ii) such petition, application or proceeding is not dismissed within thirty (30) days.

     7.   Default Rate   If the Company shall fail to pay any
amount of principal hereunder when due, whether upon maturity or otherwise, then thereafter the unpaid indebtedness then evidenced by and due under this Note and any amounts for interest and costs due hereunder shall bear interest which shall accrue monthly at a fixed rate equal to nine percent (9%) per annum.

     8.   Usury.    The Company and the Payee intend that the
obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and the Payee, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by accelerating of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Payee, or collected by the Payee, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to the Payee, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision hereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Payee ever shall receive from or on behalf of the Company an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company or to any other person making such payment on the Company's behalf.

     9. Expenses. In the event this Note is not paid on the stated Maturity Date, or should it be necessary for Payee to enforce any other of its rights hereunder, the Company will pay to Payee, in addition to principal and other charges due hereunder, all costs of collection or enforcement, including reasonable attorney's fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceeding, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Payee arising out of or related to the indebtedness evidenced hereby, enforcement of any judgement based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgement.

     10.  Waiver of Rights.   No delay on the part of the Payee in
exercising any of its options, powers or rights nor any partial or single exercise of any such options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

     11. Demand for Payment. Presentment and demand for payment, notice of dishonor, protest and notice of protest, are hereby waived by the Company.

     12.  Amendments.    This Note (a) may not be changed, waived,
discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and (b) shall be binding upon the Company, and shall inure to the benefit of and be enforceable by Payee, its successors and assigns.

     14. Governing Law. THE VALIDITY, ENFORCEMENT AND CONSTRUCTION OF THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     15. Submission to Jurisdiction; Venue. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY ACTION
OR PROCEEDING (EACH A "CLAIM") ARISING OUT OF OR RELATING TO THIS NOTE AND HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THAT SUCH CLAIM IS BROUGHT IN
AN INCONVENIENT FORUM OR THAT THE VENUE IS IMPROPER. THE COMPANY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH CLAIM BY MAILING A COPY THEREOF TO ITS PRINCIPAL EXECUTIVE OFFICE AND AGREES THAT SUCH SERVICE UPON RECEIPT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.



     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered in its name as of the date first above written.




                              ALFA INTERNATIONAL CORP.


                              By:

                              Title: